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                                                                    EXHIBIT 23.3

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Amendment No. 2 to Registration Statement No. 33-80571, Post-Effective Amendment No. 7 to Registration Statement No. 33-44329, and Post-Effective Amendment No. 3 to Statement No. 33-86920 of SMT Health Services, Inc. of our report dated March 4, 1994, on the financial statements of SMT Health Services, Inc. for the year ended December 31, 1993, appearing in Form 10-K/A (Amendment No. 1) of SMT Health Services, Inc. for the year ended December 31, 1995, and to the reference to us under the headings "Experts" in the Prospectuses, which are a part of the Registration Statements.




Deloitte & Touche LLP
Pittsburgh, Pennsylvania
June 14, 1996